UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisors Series Trust
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(Name of Registrant As Specified In Its Charter)

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ActivePassive High Yield Bond Fund
ActivePassive Intermediate Municipal Bond Fund

Advisors Series Trust
615 E Michigan Street
Milwaukee, WI 53202

___________________________
INFORMATION STATEMENT

This Information Statement is being mailed on or about December 31, 2008 to shareholders of record as of December 23, 2008 (the “Record Date”).  The Information Statement is being provided to shareholders of the ActivePassive High Yield Bond Fund and ActivePassive Intermediate Municipal Bond Fund (the “Funds”), each a series of Advisors Series Trust, 615 E. Michigan St. Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC order”) that the Trust and the advisor to the Funds, FundQuest Incorporated (“FundQuest” or the “Advisor”), received from the Securities and Exchange Commission (the “SEC”).  Under the SEC order, the Advisor may, subject to the Trust’s Board of Trustee’s (the “Board”) approval, enter into or materially amend sub-advisory agreements without approval of the Funds’ shareholders, provided that an Information Statement is sent to shareholders of the Funds. The Board reviews the sub-advisory agreements annually.

This Information Statement is being sent to the shareholders of the Funds to provide them with information about a new investment sub-advisory agreement with Gannett, Welsh & Kotler, LLC (“GW&K”), an existing sub-advisor for the Funds, subsequent to a change in ownership of GW&K that resulted in the automatic termination of the prior sub-advisory agreement with GW&K.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Funds will bear the expenses incurred with preparing this Information Statement. One Information Statement will be delivered to shareholders sharing the same address unless the Funds have received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUNDS’ MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ACTIVEPASSIVE FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-877-273-8635.

THE ADVISOR AND ITS ADVISORY AGREEMENT

FundQuest Incorporated, located at One Winthrop Square, Boston, MA 02110, serves as investment advisor to the following ten funds (collectively referred to as the “Funds”), all of which are series of the Trust:

ActivePassive Emerging Markets Equity Fund
ActivePassive Global Bond Fund
ActivePassive High Yield Bond Fund
ActivePassive Intermediate Municipal Bond Fund
ActivePassive Intermediate Taxable Bond Fund
ActivePassive International Equity Fund
ActivePassive Large Cap Growth Fund
ActivePassive Large Cap Value Fund
ActivePassive Small/Mid Cap Growth Fund
ActivePassive Small/Mid Cap Value Fund

The Advisor entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated December 24, 2007, to serve as the Investment Advisor to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on December 31, 2007.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board or by vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Advisor, and by the Advisor upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Advisor, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder. As compensation for its services, the Advisor receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee, the Advisor pays sub-advisors a sub-advisory fee. The Advisor currently utilizes seven (7) sub-advisors, not all of which are currently active in managing one or more of the Funds. Under the Advisory Agreement, the Advisor monitors the performance of sub-advisors on an ongoing basis. Factors it considers with respect to each sub-advisor include, among others:

•	the qualifications of the sub-advisor’s investment personnel,
•	the sub-advisor’s investment philosophy and process, and
•	the sub-advisor’s long-term performance results.

The Advisor considers these collectively as “the “Sub-advisor Factors.”  Each sub-advisor serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-advisor manages the portion of the investment portfolio allocated to it by the Advisor, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

GW&K currently serves as the sub-advisor to the Funds.  Recent ownership changes at GW&K have resulted in a “technical” termination of the current Sub-advisory Agreement.  These ownership changes, described further below, are not expected to affect in any way the day-to-day management of the Funds.  In order for GW&K to continue to serve as sub-advisor to the Funds after the “technical” termination of the current Sub-advisory Agreement, it was necessary for the Advisor and the Funds to enter into a new Sub-advisory Agreement with GW&K.

At a regular meeting of the Trust’s Board held on December 11, 2008, the Board, including the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved a new Sub-advisory Agreement with GW&K for the ActivePassive High Yield Bond Fund and ActivePassive Intermediate Municipal Bond Fund.  The terms and conditions of the new Sub-advisory Agreement with GW&K are identical to the terms and conditions of the previous Sub-advisory Agreement with GW&K, which the Board last reviewed and approved at its Board meeting held on December 12, 2007.  The fees payable to GW&K under its Sub-advisory Agreement do not result in an increase in the Funds’ advisory fee levels previously approved by the Funds’ initial shareholders, as set forth herein.

In approving the Sub-advisory Agreement, the Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the affected Funds. The Board further considered factors it deemed relevant with respect to each Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-advisor to the Funds (including the fact that the day-to-day management of the Funds was not expected to be affected by the change in control of GW&K and that the persons primarily responsible for the day-to-day management of the Funds were not expected to change); (2) the investment  performance of the Funds and its sub-advisor; (3) the costs of the services to be provided and profits to be realized by the sub-advisor and its affiliates from the sub-advisor’s relationship with the Funds; (4) the extent to which economies of scale will be realized as the Funds grow and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates. In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Advisor, the sub-advisor, or their affiliates, from the sub-advisor’s relationship with the Funds. The Board concluded that any fall-out benefits resulting from the engagement of the sub-advisors were such that they did not impact the Board’s conclusion that the proposed sub-advisory fees were reasonable.

The Board noted that GW&K’s fees would continue to be paid entirely by the Advisor so that no additional expenses would be borne by shareholders for the engagement of GW&K.  The Board considered the scope and quality of services to be provided by the sub-advisor, including the fact that the sub-advisor pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services. The Board also considered the qualifications and experience of the portfolio managers responsible for managing the sub-advisor’s portion of the Funds.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-advisor. Based on these considerations, the Board was satisfied, with respect to GW&K and each Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-advisor’s services and (2) the sub-advisor’s compensation is fair and reasonable.  The Board was also assisted by the advice of independent counsel in making this determination.  Based on the foregoing, the Board, including the Independent Trustees, unanimously approved the Sub-advisory Agreement with GW&K.  As a result of the Board’s determination, GW&K continues to serve as a sub-advisor to the ActivePassive High Yield Bond Fund and ActivePassive Intermediate Municipal Bond Fund effective October 1, 2008.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH GW&K

Effective October 1, 2008, GW&K’s parent organization, The Bank of New York Mellon (“BNY”), entered into an agreement with Affiliated Managers Group, Inc. (“AMG”), a publicly traded asset management holding company based in Prides Crossing, MA, under which AMG has agreed to purchase GW&K from BNY (the “Transaction”).  Under the new operating agreement, AMG has a 75% majority interest in GW&K, but GW&K management will continue to lead the business and will hold a direct equity participation in the growth of the firm.  There are no individuals at GW&K who own 10% or more of GW&K.  While there were no changes in the nature, extent or quality of GW&K’s sub-advisory services as a result of the Transaction, the Transaction resulted in a change in control of GW&K which automatically terminated the prior Sub-advisory Agreement for the Funds under the federal securities laws.

The terms and conditions of the new Sub-advisory Agreement with GW&K are identical to the terms and conditions of the prior Sub-advisory Agreement.  Under the new Sub-advisory Agreement with GW&K as under the prior Sub-advisory Agreement, GW&K will, subject to the direction and control of the Advisor and the Board of Trustees and in accordance with the investment objective and policies of the ActivePassive High Yield Bond Fund and ActivePassive Intermediate Municipal Bond Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Funds’ assets.  As with the prior Sub-advisory Agreement, the new Sub-advisory Agreement provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees or a majority of the outstanding voting securities of each Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-advisory Agreement, as the prior Sub-advisory Agreement, also can be terminated at any time, without the payment of any penalty, by the Board, the Advisor, GW&K, or by a vote of a majority of the outstanding voting securities of a Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  Similarly to the prior Sub-advisory Agreement, the new Sub-advisory Agreement terminates automatically in the event of an assignment.

Under the new Sub-advisory Agreement, as under the prior Sub-advisory Agreement, GW&K’s fees are based on the assets that GW&K is responsible for managing.  Under both the prior and new Sub-advisory Agreements, GW&K’s sub-advisory fee is paid by the Advisor out of the management fee it receives from each Fund and is not an additional charge to the Funds.  The fees GW&K receives are included in the Advisor’s advisory fees set forth below.  For its services under the investment advisory agreement with the Trust, the Advisor receives an advisory fee from each Fund, computed daily and payable monthly, in accordance with the following schedule:

	ActivePassive High Yield Bond Fund	ActivePassive Intermediate Municipal Bond Fund
Fees received by Advisor from Fund	0.70% of average net assets	0.60% of average net assets
Fees received by GW&K from Advisor	0.35% of average net assets managed	0.35% of average net assets managed

The Advisor has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes and extraordinary expenses, of the ActivePassive High Yield Bond Fund at 1.50% and of the ActivePassive Intermediate Municipal Bond Fund at 1.00%.

INFORMATION REGARDING GW&K

As the sub-advisor to the Funds, GW&K seeks to achieve the ActivePassive High Yield Bond Fund’s investment objective of high total return, which consists of income plus capital appreciation by investing at least 80% of the Fund’s net assets directly in bonds that are below investment grade and through mutual funds or ETFs that invest primarily in those types of debt securities. GW&K seeks to achieve the ActivePassive Intermediate Municipal Bond Fund’s investment objective of income and capital appreciation by investing at least 80% of the Fund’s net assets directly in investment grade municipal bonds that pay interest exempt from federal income tax, but not necessarily federal alternative minimum tax, which typically have a dollar-weighted average maturity of more than three years but less than twelve years and through mutual funds or ETFs that invest primarily in those types of municipal debt securities.

GW&K, located at 222 Berkeley Street, 15th Floor, Boston, Massachusetts 02116, is a registered investment advisor under the Investment Advisers Act of 1940 that has provided investment advisory services to high net worth individuals and institutions since 1974.  Principal executive officers of GW&K include Harold G. Kotler, Chief Executive Officer, Thomas W. Roberts, III, Co-President and Chief Compliance Officer, and Thomas F. Powers, Co-President.  GW&K is 75% directly owned by Affiliated Managers Group, Inc., effective October 1, 2008.

GW&K’s portion of the ActivePassive High Yield Bond Fund is managed by Ms. Mary Kane, CFA.  Ms. Kane is a taxable bond portfolio manager for GW&K and a member of the firm’s Executive and Investment Committees.  Prior to joining GW&K in 2005, she was a managing director and portfolio manager with Fortis Investments and a vice president and portfolio manager with Invesco.  She started her investment career in 1982 as a Fixed Income Trader at Gardner and Preston Moss.  Ms. Kane graduated from Wheaton College, received her MBA from Boston College.  She is a Chartered Financial Analyst (CFA) charterholder.

GW&K’s portion of the ActivePassive Intermediate Municipal Bond Fund is managed by the following three individuals:

▪
Nancy Angell, CFA, Senior Vice President and Portfolio Manager.  Ms. Angell is Co-Head of Fixed Income for GW&K.  She is a portfolio manager for the Municipal Bond Strategies, and a member of the firm’s Executive and Investment Committees.  She joined the firm in 1984 after graduating from Duke University.  Ms. Angell received her MBA with high honors in Finance from Boston University in 1989.  She is a Chartered Financial Analyst (CFA) charterholder.

▪
John Fox, CFA, Senior Vice President and Portfolio Manager.  Mr. Fox is Co-Head of Fixed Income for GW&K.  He is a portfolio manager for the Municipal Bond Strategies and is a member of the firm’s Executive and Investment Committees.  He joined the firm in 1990 after graduating from Boston College.  Mr. Fox received his MBA from Boston University.  He is a Chartered Financial Analyst (CFA) charterholder.

▪
Martin Tourigny, CFA, Vice President and Portfolio Manager.  Mr. Tourigny is a municipal bond portfolio manager for GW&K, and a member of the firm’s Executive and Investment Committees.  Prior to joining GW&K in 1994, he was employed by Mutual Fund Services Company as a senior fund accountant.  Mr. Tourigny received his BA in Economics from Boston College and his master’s in International Economics from Suffolk University in 2002.  He is a Chartered Financial Analyst (CFA) charterholder.

Other Investment Companies Advised or Sub-Advised by GW&K.  GW&K currently acts as sub-advisor to the following registered investment company having similar investment objectives and policies to those of the ActivePassive Intermediate Municipal Bond Fund. The table below also states the approximate size of the fund as of October 31, 2008, the current sub-advisory fee rate for the fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets as of October 31, 2008	Sub-Advisory Fee Rate	Applicable Fee Waiver or Expense Reimbursement
GW&K Municipal Enhanced Yield Fund, a series of Managers AMG Funds	$5.39 million	Assets to $500 million = 0.50% If Assets > $500 million = 0.45%
The Advisor and GW&K have contractually agreed, through at least December 31, 2010, to limit Net Annual Fund Operating Expenses (exclusive of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary items) to 0.79% of average daily net assets of the Fund’s Institutional Shares.

BROKERAGE COMMISSIONS
For the fiscal year ended October 31, 2008, the Funds did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUNDS

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Funds.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Funds.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Funds.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Funds.

FINANCIAL INFORMATION

The Funds’ most recent semiannual report is available on request, without charge, by writing to the ActivePassive Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-877-273-8635.

RECORD OF BENEFICIAL OWNERSHIP

As of the Record Date, there were no beneficial owners of the ActivePassive High Yield Bond Fund.  As of the Record Date, the beneficial ownership of greater than 5% of the shares of the ActivePassive Intermediate Municipal Bond Fund was as follows:

Name	% of Ownership	Type of Ownership
SMH USD No. 1 Attn. Gerald Philibert, Treasury Dept. 5 Avenue Kleber Paris France 75116	95.94%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any the outstanding shares of either Fund.

SHAREHOLDER PROPOSALS

The ActivePassive Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of this Information Statement and other documents related to the Funds, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Funds in writing at ActivePassive Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-877-273-8635.